UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2011 (September 15, 2011)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by HealthMarkets, Inc. (the “Company”) on September 20, 2011 reporting that the employment of Jack V. Heller (the “Executive”), Senior Vice President and Chief Distribution Officer of the Company, terminated effective September 15, 2011 (the “Termination Date”) and that, in connection with the Executive’s departure, the Company and the Executive were discussing the terms of a separation agreement.
On November 3, 2011, the Company and the Executive entered into a separation agreement (the “Separation Agreement”). Subject to the execution and non-revocation of a release of claims, the Separation Agreement provides, among other things, that the Executive will be entitled to the following:
•	A payment in the amount of $600,000.00 (less applicable withholdings) generally payable in equal installments in accordance with the Company’s regular payroll schedule over a twelve month period;

•
A lump sum payment in the amount of $36,982.19 that will accompany the first installment of the amount described above, representing the equivalent of (a) twenty-four (24) months of the Company premium payment for continued medical, prescription drug, and dental coverage for the number of insureds and at the level of benefits that the Executive elected to receive immediately prior to the Termination Date plus (b) a tax gross up for applicable federal income tax and Medicare tax withholdings;

•	The Company will pay the Executive’s legal counsel directly for reasonable fees and expenses incurred in the review and negotiation of the Separation Agreement, subject to a cap of $5,000.00;

•
Following September 15, 2012, upon written request by the Executive, the Company agrees to purchase 28,180 shares of the Company’s Class A-2 stock owned by the Executive, at the fair market value of such shares in effect on the date of purchase by the Company; and

•
The Company shall cause The MEGA Life and Health Insurance Company (“MEGA”) to pay any commission payments to which the Executive has an ongoing right under the terms of the Independent Insurance Agent Commission-Only Contract between the Executive and MEGA dated December 22, 2005, in accordance with the terms of such agreement; provided, however, that such commission payments shall be calculated using the bonus table (rather than the base table) and shall not be subject to a five percent (5%) administrative fee.

As of the effective date of the Separation Agreement, the following were forfeited: (a) all outstanding stock option rights held by the Executive, whether unvested or vested and (b) all restricted shares previously granted to the Executive, to the extent not already vested. In addition, on the Termination Date, any payments or benefits under the retention program applicable to the Executive were forfeited; provided, however, that the Executive will not be required to refund any payments under the retention program made to the Executive prior to the Termination Date.
The Executive continues to be subject to a noncompetition covenant through September 15, 2012 and perpetual nondisparagement and confidentiality covenants. In addition, the Company has agreed to certain nondisparagement covenants with respect to the Executive.
The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Separation Agreement, dated as of November 3, 2011, between HealthMarkets, Inc. and Jack V. Heller.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Kenneth J. Fasola
	Name:	Kenneth J. Fasola
	Title:	President and Chief Executive Officer

Dated: November 7, 2011

Exhibit Index

Exhibit No.	Exhibit

10.1	Separation Agreement, dated as of November 3, 2011, between HealthMarkets, Inc. and Jack V. Heller.